Exhibit 99.1

Cohu Reports Fourth Quarter 2013 Operating Results

POWAY, Calif., February 12, 2014 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2013 fourth quarter net sales of $64.7 million and GAAP net loss of $6.5 million or $0.26 per share. Net sales for the year ended December 28, 2013 were $247.3 million and GAAP net loss was $33.4 million or $1.34 per share.

The Company also reported non-GAAP results, with fourth quarter 2013 net loss of $2.4 million or $0.10 per share and net loss of $18.5 million or $0.75 per share for the year ended December 28, 2013.

GAAP Results

	Q4 FY 2013	Q3 FY 2013	Q4 FY 2012
Net sales	$64.7 million	$60.0 million	$50.7 million
Net loss	$(6.5) million	$(10.8) million	$(5.2) million
Loss per share	$(0.26)	$(0.43)	$(0.21)

	12 Months 2013	12 Months 2012
Net sales	$247.3 million	$221.2 million
Net loss	$(33.4) million	$(12.2) million
Loss per share	$(1.34)	$(0.50)

Non-GAAP Results

	Q4 FY 2013	Q3 FY 2013	Q4 FY 2012
Non-GAAP net loss	$(2.4) million	$(6.8) million	$(1.7) million
Non-GAAP loss per share	$(0.10)	$(0.27)	$(0.07)

	12 Months 2013	12 Months 2012
Non-GAAP net loss	$(18.5) million	$(3.1) million
Non-GAAP loss per share	$(0.75)	$(0.13)

Sales of semiconductor equipment accounted for 84% of fiscal 2013 fourth quarter sales. Microwave communications equipment and video cameras and related equipment contributed 11% and 5%, respectively, for the same period.

Orders were $76.0 million for the fourth quarter of 2013 and $57.3 million for the third quarter of 2013. Orders for semiconductor equipment were $68.3 million in the fourth quarter of 2013 compared to $48.5 million in the third quarter of 2013. Total consolidated backlog was $88.4 million at December 28, 2013 compared to $77.1 million at September 28, 2013. Cohu expects first quarter 2014 sales to be approximately $65 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “Looking back at last year, the anticipated second half recovery did not occur and 2013 was difficult for backend semiconductor equipment. However, Cohu ended the year on a strong note, with Q4 sales exceeding our guidance and semiconductor equipment orders up 41% compared to the third quarter, due in part to a large order for thermal subsystems that are scheduled to ship over the next several quarters.”

Donahue concluded, “Analysts expect that the ATE industry will resume growth in 2014. With our leadership in the IC test handler industry and the broadest product line in our history, including key new systems in each of our market segments, Cohu is in an excellent position to benefit from improved market conditions.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 18, 2014 to shareholders of record on March 4, 2014. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, other acquisition costs and the purchase accounting inventory step-up included in cost of goods sold. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements regarding the growth in the ATE industry, expectations of business and market conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, February 12, 2014 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones — Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 28, 2013 (2)	December 29, 2012	December 28, 2013 (2)	December 29, 2012
Net sales	$64,670	$50,714	$247,300	$221,162
Cost and expenses:
Cost of sales	45,722	34,065	176,774	153,184
Research and development	11,782	9,977	48,596	36,171
Selling, general and administrative	13,632	12,377	57,730	45,891

	71,136	56,419	283,100	235,246

Loss from operations	(6,466)	(5,705)	(35,800)	(14,084)
Interest and other, net (3)	12	47	54	967

Loss before income taxes	(6,454)	(5,658)	(35,746)	(13,117)
Income tax provision (benefit)	(4)	(497)	(2,328)	(874)

Net loss	$(6,450)	$(5,161)	$(33,418)	$(12,243)

Loss per share:
Basic	$(0.26)	$(0.21)	$(1.34)	$(0.50)

Diluted	$(0.26)	$(0.21)	$(1.34)	$(0.50)

Weighted average shares used in computing loss per share: (4)
Basic	25,031	24,572	24,859	24,459

Diluted	25,031	24,572	24,859	24,459

(1)	The three- and twelve-month periods ended December 28, 2013 and December 29, 2012 were comprised of 13 weeks and 52 weeks, respectively.
(2)	On December 31, 2012 Cohu completed the acquisition of Ismeca and its results have been included since that date.
(3)	For the year ended December 29, 2012, interest and other income includes a gain on the sale of facility totaling $677,000 related to our metal detection equipment segment, FRL, which was divested in 2006.
(4)	Potentially dilutive securities were excluded from the per share computations for all periods presented due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands) (Unaudited)

	December 28, 2013 (1)	December 29, 2012
Assets:
Current assets:
Cash and investments	$52,868	$110,229
Accounts receivable	60,760	36,986
Inventories	58,977	62,332
Deferred taxes and other	14,243	11,536

Total current assets	186,848	221,083
Property, plant & equipment, net	36,226	35,464
Goodwill	71,313	58,756
Intangible assets, net	45,315	18,977
Other assets	5,721	593

Total assets	$345,423	$334,873

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$6,066	$2,139
Other current liabilities	54,945	34,241

Total current liabilities	61,011	36,380
Deferred taxes and other noncurrent liabilities	31,252	17,594
Stockholders’ equity	253,160	280,899

Total liabilities & stockholders’ equity	$345,423	$334,873

(1)	Includes Ismeca which was acquired on December 31, 2012 for $54.5 million funded out of Cohu’s existing cash reserves.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012
Loss from operations—GAAP basis (a)	$(6,466)	$(11,960)	$(5,705)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	140	50	138
Research and development	462	355	413
Selling, general and administrative	904	781	816

	1,506	1,186	1,367
Amortization of intangible assets included in (c):
Cost of goods sold	1,619	1,872	909
Selling, general and administrative	454	708	155

	2,073	2,580	1,064
Manufacturing transition and severance costs included in (d):
Cost of goods sold	130	158	—
Research and development	187	165	—
Selling, general and administrative	620	618	—

	937	941	—
Other acquisition costs included in selling, general and administrative (e)	—	—	1,341
Inventory step-up included in cost of goods sold (f)	7	32	—

Loss from operations—non-GAAP basis (g)	$(1,943)	$(7,221)	$(1,933)

Net loss—GAAP basis	$(6,450)	$(10,820)	$(5,161)
Non-GAAP adjustments (as scheduled above)	4,523	4,739	3,772
Tax effect of non-GAAP adjustments (h)	(494)	(739)	(302)

Net loss—non-GAAP basis	$(2,421)	$(6,820)	$(1,691)

GAAP net loss per share—diluted	$(0.26)	$(0.43)	$(0.21)
Non-GAAP loss per share—diluted (i)	$(0.10)	$(0.27)	$(0.07)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Other acquisition costs and inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(10.0)%, (19.9)% and (11.2)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets. Amortization for the three months ended September 28, 2013 includes a one-time, catch-up, adjustment of $0.6 million.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca.
(f)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.
(g)	(3.0)%, (12.0)% and (3.8)% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Twelve Months Ended
	December 28, 2013	December 29, 2012
Loss from operations—GAAP basis (a)	$(35,800)	$(14,084)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	390	417
Research and development	1,698	1,364
Selling, general and administrative	3,380	2,840

	5,468	4,621
Amortization of intangible assets included in (c):
Cost of goods sold	6,354	3,443
Selling, general and administrative	1,696	614

	8,050	4,057
Manufacturing transition and severance costs included in (d):
Cost of goods sold	288	—
Research and development	352	—
Selling, general and administrative	1,695	—

	2,335	—
Other acquisition costs included in selling, general and administrative (e)	385	2,270
Inventory step-up included in costs of goods sold (f)	987	—

Loss from operations—non-GAAP basis (g)	$(18,575)	$(3,136)

Net loss—GAAP basis	$(33,418)	$(12,243)
Non-GAAP adjustments (as scheduled above)	17,225	10,948
Tax effect of non-GAAP adjustments (h)	(2,335)	(1,177)
Gain on the sale of FRL facility (i)	—	(677)

Net loss—non-GAAP basis	$(18,528)	$(3,149)

GAAP net loss per share—diluted	$(1.34)	$(0.50)
Non-GAAP loss per share—diluted (j)	$(0.75)	$(0.13)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Other acquisition costs and inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(14.5)% and (6.4)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca Semiconductor.
(f)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.
(g)	(7.5)% and (1.4)% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)	To adjust non-GAAP net loss for the gain on the sale of our FRL facility.
(j)	Computed using number of GAAP diluted shares outstanding for each period presented.